Exhibit 21.1

Subsidiaries of TransAtlantic Petroleum Ltd.

Subsidiary	Jurisdiction of Incorporation
Incremental Petroleum Limited	Australia
Incremental Petroleum (Butmah) Pty. Ltd.	Australia
Incremental Petroleum (Iraq) Pty. Ltd.	Australia
Incremental Petroleum (Qara Chauk) Pty. Ltd.	Australia
Incremental Petroleum (Selmo) Pty. Ltd.	Australia
TransAtlantic Australia Pty. Ltd.	Australia
TransAtlantic Exploration Mediterranean International Pty Ltd.	Australia
TransAtlantic (Holdings) Australia Pty. Ltd.	Australia
DMLP, Ltd.	Bahamas
Talon Exploration, Ltd.	Bahamas
TransAtlantic Maroc, Ltd.	Bahamas
TransAtlantic Worldwide, Ltd.	Bahamas
Viking Geophysical Services, Ltd.	Bahamas
TransAtlantic Turkey, Ltd.	Bahamas
Viking Wireline Services, Ltd.	Bahamas
Longe Energy Limited	Bermuda
Viking International Limited	Bermuda
DMLP GP Inc.	British Virgin Islands
DMLP LP Inc.	British Virgin Islands
Incremental Petroleum (USA) Inc.	California
Incremental Petroleum (USA) KMD LLC	California
Incremental Petroleum (USA) MC F LLC	California
Incremental Petroleum (USA) SEKND LLC	California
TransAtlantic Petroleum (USA) Corp.	Colorado
Longe Energy Cyprus Limited	Cyprus
TransAtlantic Petroleum Cyprus Limited	Cyprus
MOS Viking SARL	Morocco
TransAtlantic Worldwide Romania SRL	Romania
Viking Oilfield Services SRL	Romania